Exhibit 99.1

Contact:
David Baggs, Investor Relations
904-359-4812

Lauren Rueger, Corporate Communications
877-835-5279

CSX Announces Record First Quarter Results

Year-Over-Year Highlights:

•	Operating income improves 22 percent to $773 million
•	Operating ratio improves 210 basis points to 72.5 percent
•	Earnings per share increases 36 percent

Jacksonville, Fla. – April 19, 2011 – CSX Corporation (NYSE: CSX) today announced first quarter net earnings of $395 million, or $1.06 per share, versus $305 million, or $0.78 per share, in the same period last year. This represents a 36 percent year-over-year improvement in earnings per share.

“CSX delivered record financial results and achieved growth across nearly all markets in a growing economy,” said Michael J. Ward, chairman, president and chief executive officer.  “We expect these positive trends to continue, allowing CSX to make critical investments and meet the future transportation needs of our customers and the nation.”

Revenue in the quarter improved 13 percent from the prior year to $2.8 billion, driven primarily by a 7 percent increase in overall volume. Shipments across all major markets – merchandise, intermodal and coal – increased as the economy continued to grow.

The higher revenue coupled with the company’s focus on profitable growth drove a 22 percent increase in operating income to $773 million and a record first quarter operating ratio of 72.5 percent, a 210 basis point improvement year-over-year.

Consistent with prior guidance, CSX expects to deliver a high-sixties operating ratio in 2011, which keeps the company on a path to a 65 percent operating ratio by no later than 2015.

This earnings announcement, as well as a package of detailed financial information, is contained in the CSX Quarterly Financial Report available on the company’s website at http://investors.csx.com and on Form 8-K with the Securities and Exchange Commission (“SEC”).

CSX executives will conduct a quarterly earnings conference call with the investment community on April 20, 2011 at 8:30 a.m. Eastern Time.  Investors, media and the public may listen to the conference call by dialing 1-888-327-6279 (888-EARN-CSX) and asking for the CSX earnings call. (Callers outside the U.S., dial 1-773-756-0199). Participants should dial in 10 minutes prior to the call.  In conjunction with the call, a live webcast will be accessible and presentation materials will be posted on the company's website at http://investors.csx.com.  Following the earnings call, an internet replay of the presentation will be archived on the company website.

CSX Corporation, based in Jacksonville, Fla., is one of the nation’s leading transportation companies, providing rail, intermodal and rail-to-truck transload services. The company's transportation network spans approximately 21,000 miles, with service to 23 eastern states and the District of Columbia, and connects to over 230 short line and regional railroads and more than 70 ocean, river, and lake ports. More information about CSX Corporation and its subsidiaries is available at www.csx.com.

Forward-looking Statements

This information and other statements by the company may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to, among other items: projections and estimates of earnings, revenues, volumes, rates, cost-savings, expenses, taxes, liquidity, capital expenditures, share repurchases or other financial items, statements of management’s plans, strategies and objectives for future operations, and management’s expectations as to future performance and operations and the time by which objectives will be achieved, statements concerning proposed new services, and statements regarding future economic, industry or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “project,” “estimate,” “preliminary” and similar expressions. Forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise any forward-looking statement. If the company updates any forward-looking statement, no inference should be drawn that the company will make additional updates with respect to that statement or any other forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties, and actual performance or results could differ materially from that anticipated by any forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by any forward-looking statements include, among others; (i) the company’s success in implementing its financial and operational initiatives; (ii) changes in domestic or international economic, political or business conditions, including those affecting the transportation industry (such as the impact of industry competition, conditions, performance and consolidation); (iii) legislative or regulatory changes; (iv) the inherent business risks associated with safety and security; (v) the outcome of claims and litigation involving or affecting the company; (vi) natural events such as severe weather conditions or pandemic health crises; and (vii) the inherent uncertainty associated with projecting economic and business conditions.

Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the company’s SEC reports, accessible on the SEC’s website at www.sec.gov and the company’s website at www.csx.com.